As filed with the Securities and Exchange Commission on March 31, 2025

Registration No. 333-281297
Registration No. 333-273654
Registration No. 333-262822
Registration No. 333-258132
Registration No. 333-238262
Registration No. 333-232730
Registration No. 333-226262
Registration No. 333-219405
Registration No. 333-212647
Registration No. 333-205368
Registration No. 333-197700
Registration No. 333-190250
Registration No. 333-181929
Registration No. 333-175979
Registration No. 333-160596
Registration No. 333-134422
Registration No. 333-109260
Registration No. 333-106960

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT
TO:
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-281297
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-273654
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-262822
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-258132
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-238262
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-232730
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-226262
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-219405
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-212647
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-205368
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-197700
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-190250
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-181929
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-175979
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-160596
POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 REGISTRATION STATEMENT NO. 333-134422
POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 REGISTRATION STATEMENT NO. 333-109260
POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 REGISTRATION STATEMENT NO. 333-106960

Under
The Securities Act of 1933

INTEVAC, INC.
(Exact name of Registrant as specified in its charter)

State of Delaware	94-3125814
(State or other jurisdiction	(IRS Employer
of incorporation or organization)	Identification Number)

3560 Bassett Street
Santa Clara, CA 95054

(Address of principal executive offices, including zip code)

2022 INDUCEMENT EQUITY INCENTIVE PLAN
2020 EQUITY INCENTIVE PLAN
2012 EQUITY INCENTIVE PLAN
2003 EMPLOYEE STOCK PURCHASE PLAN
(Full title of the plan)

James C. Lee
President
3560 Bassett Street
Santa Clara, California 95054
 (Name and address of agent for service)

(408) 986-9888
(Telephone number, including area code, of agent for service)

Copies to:

Adam O. Emmerich, Esq.
John L. Robinson, Esq.
Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, NY 10019
(212) 403-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES

These Post-Effective Amendments (these “Post-Effective Amendments”) (i) relate to the following Registration Statements on Form S-8 (each, a “Registration Statement” and collectively, the “Registration Statements”) of Intevac, Inc., a Delaware corporation (the “Registrant”), which were previously filed by the Registrant with the U.S. Securities and Exchange Commission (the “SEC”); and (ii) are being filed to deregister any and all securities that remain unsold or otherwise unissued as of the date hereof under each such Registration Statement.

1.
Registration Statement on Form S-8 (File No. 333-281297), filed with the SEC on August 6, 2024, registering 900,000 shares of common stock, par value $0.001 per share, of the Registrant (the “Common Stock”) for issuance pursuant to the 2020 Equity Incentive Plan (the “2020 Plan”), 600,000 shares of Common Stock for future issuance pursuant to the 2022 Inducement Equity Incentive Plan (the “2022 Plan”), and 300,000 shares of Common Stock for future issuance pursuant to the Registrant’s 2003 Employee Stock Purchase Plan (the “ESPP”).

2.
Registration Statement on Form S-8 (File No. 333-273654), filed with the SEC on August 3, 2023, registering 850,000 shares of Common Stock for future issuance pursuant to the 2020 Plan and 300,000 shares of Common Stock for future issuance pursuant to the ESPP.

3.	Registration Statement on Form S-8 (File No. 333-262822), filed with the SEC on February 17, 2022, registering 1,200,000 shares of Common Stock for future issuance pursuant to the 2022 Plan.

4.	Registration Statement on Form S-8 (File No. 333-258132), filed with the SEC on July 23, 2021, registering 500,000 shares of Common Stock for future issuance pursuant to the ESPP.

5.
Registration Statement on Form S-8 (File No. 333-238262), filed with the SEC on May 14, 2020, registering 5,349,965 shares of Common Stock for future issuance pursuant to the 2020 Plan and 500,000 shares of Common Stock for future issuance pursuant to the ESPP.

6.	Registration Statement on Form S-8 (File No. 333-232730), filed with the SEC on July 19, 2019, registering 500,000 shares of Common Stock for future issuance pursuant to the ESPP.

7.
Registration Statement on Form S-8 (File No. 333-226262), filed with the SEC on July 20, 2018, registering 1,000,000 shares of Common Stock for future issuance pursuant to the 2012 Equity Incentive Plan (the “2012 Plan”) and 500,000 shares of Common Stock for future issuance pursuant to the ESPP.

8.
Registration Statement on Form S-8 (File No. 333-219405), filed with the SEC on July 21, 2017, registering 1,000,000 shares of Common Stock for future issuance pursuant to the 2012 Plan and 500,000 shares of Common Stock for future issuance pursuant to the ESPP.

9.
Registration Statement on Form S-8 (File No. 333-212647), filed with the SEC on July 22, 2016, registering 1,500,000 shares of Common Stock for future issuance pursuant to the 2012 Plan and 300,000 shares of Common Stock for future issuance pursuant to the ESPP.

10.	Registration Statement on Form S-8 (File No. 333-205368), filed with the SEC on June 30, 2015, registering 300,000 shares of Common Stock for future issuance pursuant to the ESPP.

11.
Registration Statement on Form S-8 (File No. 333-197700), filed with the SEC on July 29, 2014, registering 1,000,000 shares of Common Stock for future issuance pursuant to the 2012 Plan and 500,000 shares of Common Stock for future issuance pursuant to the ESPP.

12.	Registration Statement on Form S-8 (File No. 333-190250), filed with the SEC on July 30, 2013, registering 500,000 shares of Common Stock for future issuance pursuant to the ESPP.

13.
Registration Statement on Form S-8 (File No. 333-181929), filed with the SEC on June 6, 2012, registering 500,000 shares of Common Stock for future issuance pursuant to the 2012 Plan and 300,000 shares of Common Stock for future issuance pursuant to the ESPP.

14.	Registration Statement on Form S-8 (File No 333-175979), filed with the SEC on August 2, 2011, registering 300,000 shares of Common Stock for future issuance pursuant to the ESPP.

15.	Registration Statement on Form S-8 (File No. 333-160596), filed with the SEC on July 15, 2009, registering 600,000 shares of Common Stock for future issuance pursuant to the ESPP.

16.	Registration Statement on Form S-8 (File No. 333-134422), filed with the SEC on May 24, 2006, registering 400,000 shares of Common Stock for future issuance pursuant to the ESPP.

17.	Registration Statement on Form S-8 (File No. 333-109260), filed with the SEC on September 29, 2003, registering 108,197 shares of Common Stock for future issuance pursuant to the ESPP.

18.	Registration Statement on Form S-8 (File No. 333-106960), filed with the SEC on July 11, 2003, registering 250,000 shares of Common Stock for future issuance pursuant to the ESPP.

On March 31, 2025, pursuant to the Agreement and Plan of Merger, dated as of February 13, 2025, by and among Seagate Technology Holdings plc, an Irish public limited company (“Parent”), Irvine Acquisition Holdings, Inc., a Delaware corporation and an indirect wholly owned subsidiary of Parent (“Purchaser”), and the Registrant, Purchaser merged with and into the Registrant, with the Registrant surviving as a wholly owned subsidiary of Parent (the “Merger”).

As a result of the Merger, the Registrant has terminated all offerings of its securities pursuant to the Registration Statements. The Registrant hereby terminates the effectiveness of the Registration Statements and, in accordance with undertakings made by the Registrant in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities that had been registered but remain unsold at the termination of the offering, hereby removes from registration any and all securities registered under the Registration Statements that remain unsold or otherwise unissued as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on March 31, 2025.

Date: March 31, 2025

INTEVAC, INC.

By:	/s/ James C. Lee
Name: James C. Lee
Title: President

Pursuant to Rule 478 under the Securities Act of 1933, as amended, no other person is required to sign these Post-Effective Amendments.